As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TANZANIAN GOLD CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

#202, 5226 Larch Street

Vancouver, British Columbia

Canada V6M 4E1

Telephone: 844-364-1830

(Address and telephone number of Registrant’s principal executive offices)

James Sinclair

Executive Chairman

Tanzanian Gold Corporation

24 Candleview Drive, P.O. Box 577, Sherman, CT 06784

Telephone: 844-364-1830

(Name, address and telephone number of agent for service)

Copy to:

Daniel B. Eng

Lewis Brisbois Bisgaard & Smith LLP

333 Bush Street, Suite 1100

San Francisco, CA 94104

Telephone: (415) 262-8508

Facsimile: (415) 434-0882

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Statement No. 333-250146

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. [_]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per common share	Aggregate maximum offering price (2)	Amount of registration fee (3)
Common shares, without par value
TOTAL:			$3,569,000	$390

(1)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction I.G. of Form F-3.

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction IV of Form F-3. This Registration Statement relates to the Registration Statement on Form F-3 (File No. 333-250146) (the “Prior Registration Statement”), which was filed by Tanzanian Gold Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and declared effective by the Commission on November 25, 2020. The Registrant hereby incorporates by reference into this Registration Statement on Form F-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion re Legality Miller Thomson LLP
23.1	Consent of Miller Thomson LLP (contained in Exhibit 5.1)
23.2	Consent of Dale Matheson Carr-Hilton Labonte LLP
23.3	Consent of Virimai Projects (Virimai)
23.4	Consent of Crundwell Metallurgy (Crundwell)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 9th day of February, 2021.

TANZANIAN GOLD CORPORATION
By:	/s/ Stephen Mullowney
Stephen Mullowney, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Stephen Mullowney________________ Stephen Mullowney, Chief Executive Officer (Principal Executive Officer)	February 9, 2021
/s/ James E. Sinclair___________________ James E. Sinclair, Executive Chairman and Director (United States Authorized Representative)	February 9, 2021
/s/ Norman Betts______________________ Dr. Norman Betts, Director	February 9, 2021
/s/ William Harvey_____________________ Dr. William Harvey, Director	February 9, 2021
/s/ Rosalind Morrow___________________ Rosalind Morrow, Director	February 9, 2021
/s/ Andrew Cheatle____________________ Andrew Cheatle, Director	February 9, 2021
/s/ Marco Guidi_______________________ Marco Guidi, Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2021